As filed with the Securities and Exchange Commission on May 26, 1999.
                                                     Registration No. 333-______
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 --------------
                                    FORM S-4
                             REGISTRATION STATEMENT

                                      UNDER

                           THE SECURITIES ACT OF 1933
                                 --------------

                                  MASTEC, INC.
              ----------------------------------------------------
             (Exact name of registrant as specified in its charter)

                                 --------------

            FLORIDA                          1623                             65-0829355
-------------------------------    ---------------------------           ------------------
(State or other jurisdiction of   (Primary Standard Industrial           (I.R.S. Employer
incorporation or organization)    Classification Code Number)            Identification No.)


                                                                                     JOSE M. SARIEGO, ESQ.
              3155 N.W. 77TH AVENUE                                        SENIOR VICE PRESIDENT - GENERAL COUNSEL
            MIAMI, FLORIDA 33122-1205                                                   MASTEC, INC.
                 (305) 599-1800                                                    3155 N.W. 77TH AVENUE
(Address, including zip code, and telephone number,                              MIAMI, FLORIDA 33122-1205
including area code, of registrant's principal executive offices)                      (305) 406-1954
                                                                     (Address, including zip code, and telephone number,
                                                                     including area code, of registrant's principal
                                                                                    executive offices)

                                 With a Copy to:
                              STEVEN D. RUBIN, ESQ.
                         STEARNS WEAVER MILLER WEISSLER
                           ALHADEFF & SITTERSON, P.A.
                       150 WEST FLAGLER STREET, SUITE 2200
                              MIAMI, FLORIDA 33130
                                 (305) 789-3517

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

        If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. |_|

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

        If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|


                                   CALCULATION OF REGISTRATION FEE

      TITLE OF EACH CLASS                           Proposed          Proposed
      OF SECURITIES TO BE                           maximum            maximum
          REGISTERED             Amount to be   offering price per    aggregate           Amount of
                                  registered        share(1)      offering price(1)  registration fee(1)
----------------------------------------------------------------------------------------------------------
 Common Stock, $.10 par value   2,000,000 shares     $27.72          $55,440,000          $15,412.32
==============================  =============== ================  ================= ======================

(1) Estimated solely for the purposes of calculating the registration fee pursuant to Rule 457(c) on the basis of the average of the high and low price of the Common Stock on the New York Stock Exchange on May 24, 1999.

        Pursuant to Rule 429 under the Securities Act of 1933, as amended, the Prospectus filed as part of this Registration Statement relates to the shares of Common Stock registered hereby and to the remaining unissued shares of Common Stock previously registered by Mastec, Inc. under its Registration Statement on Form S-4 (File No. 333-30645)

        THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT WILL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                   PROSPECTUS
                                    2,796,009
                                  MASTEC, INC.

                                  COMMON STOCK

        This prospectus relates to 2,796,009 shares of the common stock of MasTec, Inc. We may offer and issue these shares from time to time when we acquire assets, businesses or securities, whether by purchase, merger, or any other form of business combination. Our representatives and the owners or controlling persons of the assets or ownership interests that we acquire will determine the terms of these acquisitions.

        We do not expect that we will pay underwriting discounts or commissions, except that we may pay finder's fees from time to time in connection with specific acquisitions. The Securities and Exchange Commission may consider any person or entity that receives a finder's fee to be an "underwriter" within the meaning of the Securities Act of 1933. The Securities and Exchange Commission also may consider any profit on the resale of shares of common stock purchased by persons or entities receiving finder's fees to be underwriting commissions or discounts under the Securities Act.

Symbol                                                             MTZ
Stock Exchange                                          New York Stock Exchange
Recent Price                                             $27.00 on May 24, 1999

        YOU SHOULD CAREFULLY CONSIDER THE "RISK FACTORS" BEGINNING ON PAGE 3 OF THIS PROSPECTUS BEFORE MAKING AN INVESTMENT IN OUR COMMON STOCK.

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                 The date of this prospectus is __________, 1999

                                TABLE OF CONTENTS

                                                                       Page

Cautionary Statement Regarding Forward-Looking Statements................2
Risk Factors.............................................................3
Information About Us.....................................................6
Where You Can Find More Information About Us.............................6
The Offering.............................................................7
Legal Matters............................................................7
Experts .................................................................7

            CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

        We are making this statement pursuant to the safe harbor provisions for forward-looking statements described in the Private Securities Litigation Reform Act of 1995. We make certain statements in this prospectus and in the documents that we incorporate by reference into this prospectus that are forward-looking, such as statements regarding:

        o      our future growth and profitability,
        o      our growth strategy and
        o the trends we anticipate in the industries and economies in which we operate.

        These forward-looking statements are based on our current expectations and are subject to a number of risks, uncertainties and assumptions relating to:

        o      our operations, financial condition and results of operations,
        o      shifts in market demand,
        o      the impact of competition,
        o our dependence on key customers and the telecommunications industry,
        o      our growth strategy,
        o      our foreign operations,
        o the restrictions that our credit agreements and other borrowings impose on us,
        o      our dependence on the labor supply and on our senior management,
        o      our ability to dispose of our non-core assets and
        o      the seasonality of some of our operations.

        If any of these risks or uncertainties materialize, or if any of our underlying assumptions are incorrect, our actual results may differ significantly from the results that we express in or imply by any of our forward-looking statements. These and other risks are detailed in this prospectus, the documents that we incorporated by reference in to this prospectus and in other documents that we file with the Securities and Exchange Commission. We do not undertake any obligation to revise these forward-looking statements to reflect future events or circumstances.

                                  RISK FACTORS

WE DEPEND ON OUR KEY CUSTOMERS AND THE TELECOMMUNICATIONS INDUSTRY GENERALLY.

        We derive a substantial portion of our revenue from customers in the telecommunications industry, particularly BellSouth Telecommunications, Inc. We anticipate that we will continue to derive a significant portion of our revenue from services that we perform for customers in the telecommunications industry and specifically BellSouth. If we lose BellSouth as a customer, or if BellSouth significantly reduces the aggregate amount of business it generates for us, we could experience a material adverse change in our results of operations.

        In addition, a number of other factors could adversely affect our customers and their ability or willingness to fund capital expenditures in the future. These factors could also have a material adverse effect on our results of operations and include the potentially adverse nature of, or the uncertainty caused by:

        o      changes in governmental regulation,
        o      technological changes,
        o      increased competition,
        o      adverse financing conditions for the industry and/or
        o      economic conditions generally.

        Further, the volume of work awarded under contracts with our public utility customers is subject to periodic appropriations during each contract's term. If a public utility customer of ours fails to receive sufficient appropriations, that customer could reduce the volume of work that it awards to us or delay its payments to us.

These outcomes could affect us negatively.

OUR GROWTH STRATEGY INVOLVES INHERENT RISKS.

        We have grown rapidly by acquiring other companies, and our growth strategy is dependent in part on additional acquisitions. We anticipate that we will make additional acquisitions, and we are actively seeking and evaluating new acquisition candidates. We can not assure you that:

        o we will be able to continue to identify and acquire appropriate businesses,
        o we will be able to obtain financing for acquisitions on satisfactory terms or at all or that o the companies that we acquire will perform as we expected.

Our growth strategy presents the risks inherent in:

        o assessing the value, strengths and weaknesses of growth opportunities,
        o evaluating the costs and uncertain returns of expanding our operations and
        o    integrating new acquisitions with our existing operations.

Future competition for acquisition candidates could raise prices for these targets and lengthen the time period required to recoup our investment. In developing our growth strategy we have also assumed that there will be a significant increase in demand for telecommunications and other infrastructure services, which may not materialize.

        Our anticipated growth may place significant demands on our management and its operational, financial and marketing resources. Our operating results could suffer if we are unable to integrate and manage successfully the companies that we acquire. Our future acquisitions could also result in our incurrence of:

        o      additional debt,
        o      contingent liabilities, and/or
        o amortization expenses related to goodwill and other intangible assets.

Any or all of these items could materially and adversely affect our financial condition and results of operations.

OUR FOREIGN OPERATIONS INVOLVE RISKS FROM POLITICAL, ECONOMIC AND SOCIAL FACTORS AND FROM FLUCTUATIONS IN CURRENCY EXCHANGE RATES.

        We conduct our operations and investments in foreign countries that are subject to the risks of political, economic or social instability, including

        o      the possibility of expropriation,
        o      confiscating taxation,
        o      recessions,
        o      hyper-inflation,
        o      other adverse regulatory or legislative developments or
        o limitations on the repatriation of investment income, capital stock and other assets.

        Deteriorating economic conditions in some of these countries also may make it more difficult for our operations in those countries to satisfy the debt service and other obligations associated with them.

        We also conduct business in several foreign currencies that are subject to fluctuations in their exchange rates relative to the U.S. dollar. Our results of operations from foreign activities are translated into U.S. dollars at the average prevailing exchange rates during the period reported, but those average rates may differ from the actual exchange rates in effect at the time we actually convert those foreign currencies into U.S. dollars. We monitor our currency exchange risk but we do not currently hedge against that risk. We can not assure you that currency exchange fluctuations or other political, economic or social factors will not adversely affect our financial condition or results of operations.

WE FACE INTENSE COMPETITION

        The telecommunications services industry is highly competitive and we compete with other companies in most of the markets in which we operate. Some of our competitors may have greater financial, technical and marketing resources than we do. A significant portion of our revenues are currently derived from master service agreements and price is often an important factor in the award of such agreements. Accordingly, we could be outbid by our competitors in an effort to procure such business. Despite the current trend toward outsourcing, we may also face competition from existing or prospective customers who employ in-house personnel to perform some of the same types of services as we provide. In addition, there are relatively few, if any, significant barriers to entry into the markets in which we operate and, as a result, any organization that has adequate financial resources and access to technical expertise may become one of our competitors.

WE ARE HIGHLY DEPENDENT ON OUR LABOR FORCE.

        Our business is labor intensive, and many of our operations involve a high rate of employee turnover. The low unemployment rate in the United States has made it more difficult for us to find qualified personnel at low cost in some areas where we operate. Labor shortages or increased labor costs could have a material adverse effect on our operations. We can not assure you that we will be able to continue to hire and retain a sufficient labor force of qualified persons.

WE ARE HIGHLY DEPENDENT ON OUR MANAGEMENT.

        Our businesses are managed by a small number of key executive and operational officers, including Jorge Mas, our Chairman, President and Chief Executive Officer, Joel-Tomas Citron, our Vice Chairman, and our various service line presidents. The loss of the services of these executives and managers could materially and adversely affect us. Our growth strategy also depends on our ability to hire and retain additional qualified management personnel. We can not assure you that we will be able to hire and retain qualified management personnel.

TECHNOLOGICAL CHANGES COULD DISPLACE THE WIRELINE SYSTEMS WE DESIGN, CONSTRUCT AND MAINTAIN.

        The telecommunications industry is subject to rapid changes in technology. Wireless technologies such as direct broadcast satellite television and cellular telephony could displace the wireline systems used for the transmission of video, voice and data. If the use of those wireless technologies increases over the long term it could have an adverse effect on our wireline operations.

SOME OF OUR OPERATIONS ARE SEASONAL, EXPOSING US TO VARIABLE QUARTERLY RESULTS.

        Our external network services business is seasonal, meaning that we experience reduced revenue in the first and fourth quarters of each year relative to other quarters. The budgetary years of many of our customers end in December. As a result of the end of their budgetary years, our telecommunications and other utility customers, and particularly our incumbent local exchange customers, typically reduce their expenditures and work order requests towards the end of the year. The onset of winter also affects our ability to render external networks in certain regions of the United States.

        Our quarterly results may also vary as a consequence of winning major contracts. Those contracts typically require significant start-up costs in one quarterly period, but we typically do not realize the benefit of the contractual revenue until subsequent periods. The completion of major contracts may affect our quarterly results for similar reasons. In addition, the amount and type of work that we perform at any given time and the general mix of customers for which we perform work can vary significantly from quarter to quarter, affecting our quarterly results.

MANY OF OUR CONTRACTS ARE SHORT-TERM, AND FAILING TO RENEW OUR CONTRACTS COULD ADVERSELY AFFECT US.

        We provide a significant portion of our services on a non-recurring, project by project basis under contracts of relatively short duration, typically less than one year. Many of our contracts, including most of our master contracts and our contracts with our public utility customers, may be canceled by the customer without notice or on relatively short notice, typically 90 to 180 days, even if we are not in default under the contract. Many of our contracts, including our master contracts, also are opened to public bid at the expiration of their terms, and we can not assure you that we will be the successful bidder on our existing contracts that come up for bid. If our customers cancel a significant number of contracts or if we fail to win a significant number of our existing contracts upon re-bid we could experience a material adverse effect on our results of operations and financial condition.

WE ARE ATTEMPTING TO DISPOSE OF OUR NON-CORE ASSETS.

        We currently have investments in a number of non-core assets, including

        o      non-operating real estate,
        o      an interest in an Argentine cable television operator,
        o      an interest in an Ecuadorian cellular telephone company, and
        o      a voice and data teleport facility.

We are exploring ways to maximize the value of these assets. We can not assure you that we will be successful in achieving any proposed methods, and even if we do achieve one or more of those the proposed methods it may result in a charge, loss or tax liability to us.

WE ARE CONTROLLED BY A SMALL NUMBER OF OUR EXISTING SHAREHOLDERS.

        Jorge Mas, our Chairman, President and Chief Executive Officer, and other members of his family beneficially own more than 50% of the outstanding shares of our common stock. They have the power to control our management and affairs.

OUR CREDIT FACILITY AND SENIOR NOTES IMPOSE RESTRICTIONS ON US.

        We have a credit facility with a group of financial institutions led by BankBoston, N.A. and have outstanding our 7.75 % Senior Subordinated Notes due 2008. The terms of this indebtedness contain customary events of default and covenants which prohibit us from taking certain actions without the consent of the lenders.

The prohibited actions include, among other things:

        o   making investments in excess of specified amounts,
        o   incurring additional indebtedness in excess of a specified amount,
        o   paying in excess of a specified amount,
        o   making capital expenditures in excess of a specified amount,
        o creating liens, o prepaying our other indebtedness, including the senior notes and o engaging in certain mergers or combinations

        Our credit facility also requires us to maintain certain financial ratio coverages. It requires us to maintain, among other things, minimum ratios at the end of each fiscal quarter of debt to earnings and of earnings to interest expense.

        Events which are beyond our control may affect our ability to comply with these provisions. If we breach any of these covenants we could be in default under the credit facility and under the indenture relating to the senior notes. A default would accelerate the indebtedness. In addition, these covenants may significantly restrict our ability to respond to changing business and economic conditions or to secure additional financing, if needed, and may prevent us from engaging in transactions that might otherwise be considered beneficial to us.

                              INFORMATION ABOUT US

        We are one of the preeminent builders of internal and external voice, video, data, internet and other computer and communications networks for leading telecommunications service providers, cable television operators, Fortune 500 corporations and power companies. We design, install, construct and maintain aerial, underground and buried copper, coaxial and fiber optic cable networks as well as wireless antenna networks. Our external network services clients include major domestic and international telecommunication service providers, incumbent and competitive local exchange carriers, cable television operators, long-distance carriers and wireless phone companies. We also provides external network services to the electric power industry that are similar to the services we provide to our telecommunications customers. Additionally, we design, install and maintain integrated local and wide area networks and provide systems integration and other value added services for our corporate customers and other organizations with multiple locations.

                  WHERE YOU CAN FIND MORE INFORMATION ABOUT US

        We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy the reports, statements and other information that we file, at the SEC's Public Reference Room at 450 Fifth Street, N.W., in Washington, D.C. Please call the SEC at 1-800-SEC-0330 for further information on their Public Reference Room. Our SEC filings are also available from the New York Stock Exchange, from commercial document retrieval services and from the internet site maintained by the SEC at http://www.sec.gov. Information about us is also available at our internet site at http://www.mastec.com.

        The SEC allows us to "incorporate by reference" in this prospectus the information that we file with the SEC. This means that we may list our SEC filings containing important disclosures rather than repeating them in full in this prospectus. We incorporate by reference in this prospectus important business and financial information about us that we have not included in this prospectus. In addition, our filings with the SEC after the date of this prospectus will update the information in this prospectus and the incorporated filings. Our later filings also will be considered to be included in this prospectus. We will provide you with a copy of any or all of the documents incorporated by reference in this prospectus without charge. Direct your request for copies to MasTec, Inc., 3155 N.W. 77th Avenue, Miami, Florida 33122-1205, telephone (305) 406-1813, Attention: Nancy J. Damon, Corporate Secretary. To obtain timely delivery, you must request the information no later than five business days before the date that you must make your investment decision.

        The documents which we incorporate by reference consist of the documents listed below and any future filings which we make with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended:

        o Our annual report on Form 10-K for the year ended December 31, 1998.
        o Our quarterly report on Form 10-Q for the quarterly period ended March 31, 1999.
        o      Our definitive proxy statement filed on April 7, 1999.
        o The description of our common stock in our current report on Form 8-K filed on June 29, 1998.

        For information about us, you should rely only on the information contained in this prospectus or incorporated in this prospectus by reference. We have not authorized anyone else to provide you with different or additional information. The information in this prospectus is accurate as of the date of the prospectus. We will update this information by means of supplemental or revised prospectuses, and by the future filing of our reports with the SEC, described above.

                                  THE OFFERING

        This prospectus relates to 2,796,009 shares of our common stock that we may offer and issue when we acquire assets, businesses or securities, by purchase, merger or any other form of business combination. We expect that the price of the stock which we issue in connection with these acquisitions will be related to the market price of our stock at or about the time of the acquisition agreement or the time we deliver the shares. Our representatives and the owners or controlling persons of the assets or ownership interests that we acquire will determine the terms of the acquisitions.

        We do not expect that we will pay underwriting discounts or commissions, except that we may pay finder's fees from time to time in connection with specific acquisitions. The SEC may consider any person or entity that receives a finder's fee to be an "underwriter" within the meaning of the Securities Act of 1933. The SEC also may consider any profit on the resale of shares of common stock purchased by persons or entities receiving finder's fees to be underwriting commissions or discounts under the Securities Act.

                                  LEGAL MATTERS

        Our legal counsel, Stearns Weaver Miller Weissler Alhadeff & Sitterson, P.A., has given us a legal opinion regarding the validity of the common stock that we are offering by this prospectus.

                                     EXPERTS

        The financial statements incorporated in this prospectus by reference to our Annual Report on Form 10-K for the year ended December 31, 1998, except as they relate to Sintel, S.A., have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, and, insofar as they relate to Sintel, S.A., have been so incorporated in reliance on the report of Arthur Andersen, independent accountants, whose reports are incorporated in this prospectus by reference to our Annual Report on Form 10-K for the year ended December 31, 1998. Such financial statements and reports have been incorporated by reference given on the authority of such firms as experts in auditing and accounting.

                 PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

               Section 607.0831 of the Florida Business Corporation Act (the "Florida Act") provides that a director is not personally liable for monetary damages to the corporation or any person for any statement, vote, decision or failure to act regarding corporate management or policy, by a director, unless:
(a) the director breached or failed to perform his duties as a director; and (b) the director's breach of, or failure to perform, those duties constitutes: (i) a violation of criminal law unless the director had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful; (ii) a transaction from which the director derived an improper personal benefit, either directly or indirectly; (iii) a circumstance under which the director is liable for an improper distribution; (iv) in a proceeding by, or in the right of the corporation to procure a judgment in its favor or by or in the right of a shareholder, conscious disregard for the best interests of the corporation, or willful misconduct; or (v) in a proceeding by or in the right of someone other than the corporation or a shareholder, recklessness or an act or omission which was committed in bad faith or with malicious purpose or in a manner exhibiting wanton and willful disregard of human rights, safety or property.

        Section 607.0850 of the Florida Act provides that a corporation shall have the power to indemnify any person who was or is a party to any proceeding (other than an action by, or in the right of, the corporation), by reason of the fact that he is or was a director, officer or employee or agent of the corporation, against liability incurred in connection with such proceeding if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Section 607.0850 also provides that a corporation shall have the power to indemnify any person, who was or is a party to any proceeding by, or in the right of, the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, against expenses and amounts paid in settlement not exceeding, in the judgment of the board of directors, the estimated expense of litigating the proceeding to conclusion, actually and reasonably incurred in connection with the defense or settlement of such proceeding, including any appeal thereof.
Section 607.0850 further provides that such indemnification shall be authorized if such person acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be made under this provision in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable unless, and only to the extent that, the court in which such proceeding was brought, or any other court of competent jurisdiction, shall determine upon application that, despite the adjudication of liability, but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper. Section 607.0850 further provides that to the extent that a director, officer, employee or agent has been successful on the merits or otherwise in defense of any of the foregoing proceedings, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses actually and reasonably incurred by him in connection therewith. Under Section 607.0850, any indemnification under the foregoing provisions, unless pursuant to a determination by a court, shall be made by the corporation only as authorized in the specific case upon a determination that the indemnification of the director, officer, employee or agent is proper under the circumstances because he has met the applicable standard of conduct. Notwithstanding the failure of a corporation to provide such indemnification, and despite any contrary determination by the corporation in a specific case, a director, officer, employee or agent of the corporation who is or was a party to a proceeding may apply for indemnification to the appropriate court and such court may order indemnification if it determines that such person is entitled to indemnification under the applicable standard.

        Section 607.0850 also provides that a corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of Section 607.0850.

        The Registrant's Articles of Incorporation provide that the Registrant shall indemnify to the fullest extent authorized by the Florida Act, each person who is involved in any litigation or other proceeding because such person is or was a director or officer of the Registrant, against all expense, loss or liability reasonably incurred or suffered in connection therewith. The Registrant's By-Laws provide that a director or officer may be paid expenses incurred in defending any proceeding in advance of its final disposition upon receipt by the

Registrant of an undertaking, by or on behalf of the director or officer, to repay all amounts so advanced if it is ultimately determined that such director or officer is not entitled to indemnification.

        The Registrant has obtained primary and excess insurance policies insuring the directors and officers of the Registrant and its subsidiaries against certain liabilities they may incur in their capacity as directors and officers. Under such policies, the insurer, on behalf of the Registrant, may also pay amounts for which the Registrant has granted indemnification to the directors or officers.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

The following documents are filed as exhibits to this Registration Statement:

5.1     Opinion of Stearns Weaver Miller Weissler Alhadeff & Sitterson P.A.

23.1    Consent of PricewaterhouseCoopers LLP

23.2    Consent of Arthur Andersen

23.3 Consent of Stearns Weaver Miller Weissler Alhadeff & Sitterson, P.A. (included in Exhibit 5.1 above)

24.1 Power of Attorney (included in the signature page of this Registration Statement)

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami, State of Florida, on May 26, 1999.

                                            MASTEC, INC.

                                           /S/CARMEN M. SABATER
                                           ---------------------
                                            Carmen M. Sabater
                                            Senior Vice President and Chief
                                            Financial Officer (Principal
                                            Financial Officer)

                                            /S/ARLENE VARGAS
                                            ---------------------
                                            Arlene Vargas
                                            Vice President and Controller
                                            (Principal Accounting Officer)

                                POWER OF ATTORNEY

        The undersigned directors and officers of MasTec, Inc. hereby constitute and appoint Carmen M. Sabater and Jose M. Sariego, and each of them with full power to act without the other and with full power of substitution and resubstitution, our true and lawful attorneys in fact with full power to execute in our name and behalf in the capacities indicated below this Registration Statement on Form S-4 and any and all amendments and supplements thereto and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission and hereby ratify and confirm all that such attorneys in fact, or any of them, or their substitutes shall lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


SIGNATURE                                          TITLE                        DATE

/S/JORGE MAS                        Chairman of the Board of Directors          May 26, 1999
-----------------------------       and Chief Executive Officer
Jorge Mas                           (Principal Executive Officer)

/S/JOEL TOMAS CITRON                Vice Chairman of the Board of Directors     May 26, 1999
-----------------------------       and President
Joel Tomas Citron

/S/ELIOT C. ABBOTT                  Director                                    May 26, 1999
-----------------------------
Eliot C. Abbott


-----------------------------
Arthur B. Laffer

/S/JOSE S. SORZANO                  Director                                    May 26, 1999
-----------------------------
Jose S. Sorzano

                                  EXHIBIT LIST

5.1     Opinion of Stearns Weaver Miller Weissler Alhadeff & Sitterson, P.A.

23.1    Consent of PricewaterhouseCoopers LLP

23.2    Consent of Arthur Andersen

23.3 Consent of Stearns Weaver Miller Weissler Alhadeff & Sitterson, P.A. (Included in Exhibit 5.1 above)